UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2019 (February 26, 2019)

TransMontaigne Partners LLC

(Exact name of registrant as specified in its charter)

Delaware	001-32505	34-2037221
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer Identification No.)

1670 Broadway, Suite 3100 Denver, Colorado 80202

(Address of principal executive offices) (Zip Code)

(303) 626-8200
(Registrant’s telephone number, including area code)

TransMontaigne Partners L.P.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As further described under Item 5.03 below, effective at 2:36 p.m. (Eastern Time) on February 26, 2019 (the “Conversion Effective Time”), the registrant, TransMontaigne Partners L.P., a Delaware limited partnership, converted into a Delaware limited liability company named “TransMontaigne Partners LLC” (the “TLP Conversion”). References herein to “TLP,” the “Partnership” or the “Company” refer to TransMontaigne Partners L.P. prior to the TLP Conversion and to TransMontaigne Partners LLC following the TLP Conversion.

Item. 1.01      Entry into a Material Definitive Agreement

GP Merger Agreement

On February 26, 2019, TLP entered into an Agreement and Plan of Merger (the “GP Merger Agreement”) with TransMontaigne GP L.L.C., a Delaware limited liability company (the “General Partner”), pursuant to which the General Partner merged with and into TLP, with TLP continuing as the surviving entity (the “GP Merger”).

Under the terms of the GP Merger Agreement, at the effective time of the GP Merger, the outstanding membership interests of the General Partner were cancelled and extinguished for no consideration. The issued and outstanding membership interests of TLP were not converted or exchanged in any manner.

The GP Merger Agreement is attached hereto as Exhibit 1.1 and is incorporated into this Item 1.01 by reference. The foregoing summary is qualified in its entirety by the terms and conditions of the GP Merger Agreement. It is not intended to provide any other factual information about TLP, the General Partner, or their respective subsidiaries and affiliates.

Amendment to Third Amended and Restated Senior Secured Credit Facility

On February 26, 2019, TransMontaigne Operating Company L.P., a Delaware limited partnership and a subsidiary of TLP (the “Borrower”), entered into that certain Second Amendment to Third Amended and Restated Senior Secured Credit Facility (the “Second Amendment”), which amends the Third Amended and Restated Senior Secured Credit Facility, dated as of March 13, 2017, among the Borrower, Wells Fargo Bank, National Association, as administrative agent, the financial institutions party thereto as lenders and the other parties thereto (as amended, the “Credit Facility”). The Second Amendment amends the Credit Facility to reflect certain of the transactions described in the GP Merger Agreement and the TLP Merger Agreement (as defined below).

Fourth Amended and Restated Omnibus Agreement

On February 26, 2019, TLP entered into a Fourth Amended and Restated Omnibus Agreement (the “Restated Omnibus Agreement”) among TLP, TransMontaigne Operating GP L.L.C., the Borrower and TLP Management Services LLC (“Services”). The Restated Omnibus Agreement amends TLP’s previous omnibus agreement to reflect the TLP Merger (as defined below), the GP Merger, and the TLP Conversion and to provide that Services and its affiliates will provide certain management, legal, accounting, tax, corporate staff and other support services to TLP, as well as provide personnel to operate certain assets, substantially on the same terms as provided for in the previous omnibus agreement.

TLP has no employees and all of its management and operational activities are provided by officers that are employees of Services, as well as certain other employees of Services and its affiliates or designees, for which TLP will reimburse Services. The Restated Omnibus Agreement did not materially change the financial terms, substantive rights or obligations of the parties.

The foregoing descriptions of the Second Amendment and the Restated Omnibus Agreement do not purport to be complete and are subject to, and qualified in their entirety by the full text of such documents, which are filed herewith as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 2.01           Completion of Acquisition or Disposition of Assets.

On February 26, 2019, pursuant to the Agreement and Plan of Merger (the “TLP Merger Agreement”), dated as of November 25, 2018, by and among TLP, the General Partner, TLP Finance Holdings, LLC (“Parent”), TLP Merger Sub, LLC (“Merger Sub”), TLP Acquisition Holdings, LLC (“TLP Holdings”) and, solely for the purposes of Section 6.19 thereof, TLP Equity Holdings, LLC (“Equity Holdings”), ArcLight Energy Partners Fund VI, L.P. (“ArcLight”) completed its previously announced acquisition of all of the outstanding common units of TLP that were not already owned by ArcLight or its affiliates through the merger of Merger Sub with and into TLP (the “TLP Merger”), with TLP surviving the TLP Merger as a wholly owned subsidiary of an affiliate of Arclight.

At the effective time of the TLP Merger on February 26, 2019 (the “Effective Time”), each TLP common unit issued and outstanding immediately prior to the Effective Time, other than those held by Parent, TLP Holdings and Equity Holdings, was converted into the right to receive $41.00 in cash, without interest (the “Merger Consideration”). Immediately prior to the Effective Time, each General Partner Unit automatically converted into (i) one Common Unit of TLP, and (ii) in aggregate, a non-economic general partner interest in TLP. The Incentive Distribution Rights in TLP issued and outstanding immediately prior to the Effective Time converted into 100 Common Units in TLP.

The foregoing description of the TLP Merger Agreement and the TLP Merger does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the TLP Merger Agreement, which was filed as Exhibit 2.1 to TLP’s Current Report on Form 8-K filed on November 26, 2018, and is incorporated herein by reference.

Item 2.03           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent applicable, the information included under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 3.01           Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

To the extent applicable, the information included under Item 2.01 above is incorporated into this Item 3.01 by reference.

In connection with the consummation of the TLP Merger, the New York Stock Exchange (the “NYSE”) was notified on February 26, 2019, that each TLP common unit issued and outstanding immediately prior to the Effective Time, other than those held by Parent, TLP Holdings and Equity Holdings, was converted pursuant to the TLP Merger Agreement into the right to receive the Merger Consideration, subject to the terms and conditions of the TLP Merger Agreement. TLP requested that the NYSE file a Form 25 with the Securities and Exchange Commission (the “SEC”) to delist the TLP common units from the NYSE and to deregister the TLP common units under Section 12(b) of the Securities Exchange Act of 1934, as amended. TLP common units were suspended from trading on the NYSE prior to the opening of trading on February 27, 2019.

Item 3.03           Material Modification to Rights of Security Holders.

To the extent applicable, the information included under Item 2.01 above and the information included under Item 5.03 below regarding the Certificate of Conversion, Certificate of Formation and Limited Liability Company Agreement is incorporated into this Item 3.03 by reference.

Pursuant to the TLP Merger Agreement and subject to the terms and conditions thereof, at the Effective Time, each outstanding TLP phantom unit issued pursuant to the TLP Management Services LLC 2016 Long-Term Incentive Plan (the “LTIP”), if any, and the TLP Management Services LLC Amended and Restated Savings and Retention Plan (as amended, the “SAR Plan”), and outstanding immediately prior to the Effective Time was treated as converted into a right to receive a cash payment in an amount equal to $41.00 in cash (without interest and subject to tax withholding, if applicable), and (i) such amount to be “covered compensation” under the SAR Plan, and to vest and be payable in accordance with the terms of the underlying award agreement or letter (or the SAR Plan, if there is no separate award agreement or letter), and (ii) such amount to be adjusted from and after the Effective Time in accordance with the terms of the SAR Plan. At the Effective Time, the LTIP was terminated and from and after the Effective Time there is no obligation under the LTIP or the SAR Plan to grant or issue (and no outstanding awards providing for the grant or issuance of) any right with respect to Common Units or other Partnership Interests (as defined in the TLP Merger Agreement).

Item 5.01           Change in Control of Registrant

To the extent applicable, the information included under Item 2.01 above is incorporated into this Item 5.01 by reference.

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements to Certain Officers.

In connection with the TLP Merger, at the Effective Time, Steven A. Blank, Barry E. Welch and Jay A. Wiese resigned as directors of the General Partner. The decision of each of Messrs. Blank, Welch and Wiese to resign as directors of the General Partner was not the result of any disagreement with the General Partner or TLP on any matter relating to the operations, internal controls, policies or practices of the General Partner or TLP, and was solely as a result of the TLP Merger.

In connection with the TLP Merger, the board of directors of the General Partner adopted resolutions to terminate the LTIP, effective as of the Effective Time. From and after the Effective Time, no equity awards or other rights with respect to Common Units or other Partnership Interests (as defined in the TLP Merger Agreement) will be granted or be outstanding under the LTIP.

As a result of the TLP Conversion, the business and affairs of TLP will be overseen by Parent as the sole managing member of TLP, rather than the General Partner, which oversaw the business and affairs of TLP as its general partner prior to the TLP Conversion. The executive officers of the General Partner immediately prior to the Conversion Effective Time will be the executive officers of TLP at the Conversion Effective Time.

Item 5.03           Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On February 26, 2019, the Partnership filed a Certificate of Merger (the “TLP Merger Certificate”) with the Secretary of State of the State of Delaware (the “DE Secretary of State”) to effect the TLP Merger. Thereafter, to implement the TLP Conversion, TLP filed with the DE Secretary of State the Certificate of Conversion and, in its capacity as the sole and managing member of TLP, the Parent filed with the DE Secretary of State the Certificate of Formation.

At the Conversion Effective Time, TLP converted from a Delaware limited partnership to a Delaware limited liability company pursuant to a plan of conversion (the “Plan of Conversion”) and the Certificate of Formation and the Limited Liability Company Agreement of TLP became effective.

Immediately thereafter, TLP filed a Certificate of Merger (the “GP Merger Certificate”) with the DE Secretary of State to effect the GP Merger.

The foregoing description of the TLP Merger Certificate, the Certificate of Conversion, the Certificate of Formation, the Limited Liability Company Agreement and the GP Merger Certificate does not purport to be complete and is qualified in its entirety by reference to the complete text of such agreements, copies of which are filed as Exhibits 3.1, 3.2, 3.3, 3.4 and 3.5, respectively, to this Current Report and are incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description of Exhibit
1.1	Agreement and Plan of Merger, dated as of February 26, 2019, by and between TransMontaigne Partners LLC and TransMontaigne GP L.L.C.
2.1*

Agreement and Plan of Merger, dated as of November 25, 2018, by and among TLP Finance Holdings, LLC, TLP Acquisition Holdings, LLC, TLP Equity Holdings, LLC, TLP Merger Sub, LLC, TransMontaigne Partners L.P. and TransMontaigne GP L.L.C. (incorporated by reference to the Current Report on Form 8-K of the Partnership filed with the SEC on November 26, 2018).

3.1	Certificate of Merger of TLP Merger Sub, LLC into TransMontaigne Partners L.P., effective as of February 26, 2019.
3.2	Certificate of Conversion of TransMontaigne Partners L.P. into TransMontaigne Partners LLC, effective as of February 26, 2019.
3.3	Certificate of Formation of TransMontaigne Partners LLC, dated February 26, 2019.
3.4	Limited Liability Company Agreement of TransMontaigne Partners LLC, dated February 26, 2019.
3.5	Certificate of Merger of TransMontaigne GP L.L.C. into TransMontaigne Partners LLC, effective as of February 26, 2019.
10.1

Amendment No. 2 to Third Amended and Restated Senior Secured Credit Facility, dated as of March 13, 2017, among TransMontaigne Operating Company L.P., Wells Fargo Bank, National Association, as administrative agent, the other lenders party thereto and the other parties named therein.

10.2

Fourth Amended and Restated Omnibus Agreement, dated as of February 26, 2019 by and among TransMontaigne Partners LLC, TransMontaigne Operating GP L.L.C., TransMontaigne Operating Company L.P. and TLP Management Services LLC.

*  The schedules to this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSMONTAIGNE PARTNERS LLC

By:	/s/ Michael Hammell
Name:	Michael Hammell
Title:	Executive Vice President, Secretary & General Counsel

Date: February 28, 2019